Exhibit (a)(1)(iii)

|_| Please check the box if this Election Form is intended to amend and replace an Election Form that you previously submitted.

                                 THE 3DO COMPANY
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                                  ELECTION FORM

      (Use this Election Form (i) to elect to participate in the stock option exchange program or (ii) to change your previous election with respect to particular options.)

To The 3DO Company ("3DO"):

      I have received 3DO's Offer to Exchange Certain Outstanding Options for New Options dated October 23, 2002 (the "Offer"), to all holders of stock options eligible to be tendered pursuant to the Offer, except non-employee members of the Board of Directors of 3DO and its subsidiaries. By completing and submitting this Election Form in accordance with the instructions attached hereto prior to 5:00 p.m., Pacific Daylight Time, on November 21, 2002 (the "Expiration Date"), I elect to tender one or more of my options eligible to be tendered pursuant to the Offer (the "Eligible Options").

      By signing below, I acknowledge that:

      (a) Any Eligible Options tendered by me on this Election Form are tendered subject to the terms and conditions of the Offer, a copy of which I acknowledge having received and read in full.

      (b) 3DO's acceptance for exchange of Eligible Options tendered pursuant to the Offer will constitute a binding agreement between 3DO and me upon the terms and subject to the conditions of the Offer. All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

      (c) If 3DO accepts my Eligible Options for exchange and cancels them, I acknowledge that I will have no right, title or interest to my tendered Eligible Option(s) and this Election Form will serve as an amendment to the option agreement(s) covering the Eligible Option(s) that I tendered and those option agreement(s) shall be void and of no further effect.

      (d) I understand that I must be either an employee of or providing services under contract to 3DO, one of 3DO's subsidiaries or a successor entity and otherwise be eligible to receive option grants under the 2002 Stock Plan on the date the new options are granted in order to receive new options. I also understand that my employment or consulting relationship with 3DO (or one of 3DO's subsidiaries or a successor entity, as applicable) may be terminated at any time by either 3DO or me, with or without cause or notice, subject to the laws of the country where I work and any employment or consulting agreement I may have with 3DO (or one of 3DO's subsidiaries or a successor entity, as applicable).

      (e) I recognize that as set forth in Section 16 of the Offer to Exchange, 3DO may terminate or amend the Offer and reject or postpone its acceptance and cancellation of any Eligible Options tendered for exchange.

      (f) 3DO has advised me to consult with my own financial and tax advisors before deciding whether or not to participate in the Offer.

      (g) I have received and read the instructions attached to this form and by signing this Election Form, I agree to be bound by the additional terms and conditions set forth in the instructions attached hereto.

      (h) I have agreed to tender all stock options that I received from 3DO between April 23, 2002, and the Expiration Date.


ELECTION FORM                          -1-
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      I would like to participate in the Offer as indicated below. I noted below the grant number, grant date, exercise price and total number of unexercised shares subject to each Eligible Option with respect to which I agree to have such Eligible Option cancelled and replaced pursuant to the terms and conditions of this Election Form and the Offer.

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                                            Total Number of Unexercised Shares
                             Exercise      Subject to the Option (Shares to Be
Grant Number    Grant Date     Price                    Cancelled)
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      All questions as to the number of shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Options will be determined by 3DO in its sole discretion.

      I understand that if I tender any options for exchange, then I must tender all options that have been granted to me from April 23, 2002, through the Cancellation Date.

      I understand that any of these options that are accepted will be cancelled by 3DO unless prior to 9:00 p.m., Pacific Daylight Time, on November 21, 2002 (or a later Expiration Date if 3DO extends the Offer), (i) I submit a new Election Form or a Notice to Withdraw from the Offer that is properly completed and has a date later than the date of this Election Form or (ii) 3DO terminates the Offer.

__________________________           ___________________________________________
Signature                            National Insurance/Social Security/Social
                                     Insurance/National ID/Tax File Number

__________________________           __________________        _________________
Name (Please Print)                  Date and Time             E-mail Address

___________________________________________________
Home or Work Address

This Election Form must be received either via hand delivery or fax (e-mail is not sufficient) by 5:00 .m., Pacific Daylight Time, on November 21, 2002, or if the Offer is extended, prior to the extended expiration of the Offer by:

The 3DO Company, Human Resources Department, Attention: Gina Caruso, 200 Cardinal Way, Redwood City, California 94063, phone: (650) 385-2654, fax: (650) 385-3120.

                                                             Exhibit (a)(1)(iii)

                        INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. Delivery of Election Form. A properly completed and executed original of the Election Form (or a faxed copy of it), and any other documents required by the Election Form, must be received either via hand delivery or fax (e-mail is not sufficient) by 5:00 p.m., Pacific Time, on November 21, 2002 the "Expiration Date"), or if the Offer is extended, prior to the extended expiration of the Offer by:

      The 3DO Company
      Human Resources Department
      Attention: Gina Caruso
      200 Cardinal Way
      Redwood City, California 94063
      Ph: (650) 385-3000
      Fax: (650) 385-3120

      The method by which you deliver any required documents (including the Election Form) is at your option and risk, and the delivery will be deemed made only when actually received by 3DO at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery. We intend to e-mail a confirmation of receipt of your Election Form within two business days of receipt. If you have not received a confirmation of receipt, it is your responsibility to ensure that your Election Form has been received by us.

      2. Change of Election / Withdrawals of Tendered Options. You may change your election or withdraw from participation at any time before the Expiration Date. If 3DO extends the Offer beyond that time, you may change or withdraw your election until the extended expiration of the Offer. To change your election and still participate, you must deliver a new signed Election Form which is clearly dated after your previously submitted Election Form. Upon the receipt of such a new, properly signed and dated Election Form, 3DO will disregard any previously submitted Election Form. To withdraw all tendered options submitted for exchange, you must deliver a signed and dated (including the time) Notice to Withdraw from the Offer with the required information to 3DO while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Eligible Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these instructions.

      3DO will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing the Election Form (or a faxed copy of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      3. Inadequate Space. If the space provided in the Election Form is inadequate, the information requested by the table on the Election Form regarding the options to be tendered should be provided on a separate schedule attached to the Election Form. Print your name on the schedule, sign and date it.

      4. Tenders. If you intend to tender options through the Offer, you must complete the table on the Election Form by providing the following information for each option that you intend to tender: (i) grant number (the grant number is the Grant Number on your Optionee Stock Option Agreement and Option Summary),
(ii) grant date, (iii) exercise price, and (iv) the total number of unexercised shares subject to the option.


INSTRUCTIONS TO THE ELECTION FORM      -1-

                                                             Exhibit (a)(1)(iii)

      If you decide to tender any of your options for exchange, then you must tender all of your options that were granted to you from April 23, 2002, until the Cancellation Date. For example, if you received an option grant in January 2002 and a grant in September 2002 and you wish to tender your January 2002 option grant, you also are required to tender your September 2002 option grant if you wish to participate in the Offer.

      5. Signatures on the Election Form. If the Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If the Election Form is signed by an attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to 3DO of the authority of that person so to act must be submitted with the Election Form.

      6. Other Information on the Election Form. In addition to signing the Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current e-mail address, work or home address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

      7. Requests for Assistance or Additional Copies. Questions regarding the mechanics of the Offer or requests for copies of the relevant documents should be directed to Gina Caruso, Director of Human Resources, The 3DO Company, telephone (650) 385-2654, or e-mail gina.caruso@.com. Copies will be furnished promptly at 3DO's expense. For questions regarding the financial or tax implications of the Offer, you should contact your own financial and tax advisors. Information regarding the status of each of your existing stock options may be obtained by logging on to E*Trade OptionsLink at www.optionslink.com to find a listing of each option grant, including the grant date, grant number, the grant price, the number of shares granted, the number of vested shares, the number of exercisable shares, and the vesting schedule; or you may request a summary of your options by contacting Gina Caruso.

      8. Irregularities. All questions as to the number of shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by 3DO in its sole discretion. 3DO's determinations shall be final and binding on all parties. 3DO reserves the right to reject any or all tenders of options 3DO determines not to be in proper form or the acceptance of which may, in the opinion of 3DO's counsel, be unlawful. 3DO also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and 3DO's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as 3DO shall determine. Neither 3DO nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      9. Important Tax Information. You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

      10. Miscellaneous.

            A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, 3DO or any of its affiliates for the exclusive purpose of implementing, administering and managing your participation in the Offer.


INSTRUCTIONS TO THE ELECTION FORM      -2-

                                                             Exhibit (a)(1)(iii)

      You understand that 3DO or any of its affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in 3DO, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of this Offer and the grant of any new options, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain, record and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer and 3DO or any of its affiliates may retain such information in your file. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

            B. Acknowledgement and Waiver. By accepting this Offer, you further acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) the Offer, the Eligible Options and any new options granted to you are outside the scope of your employment contract, if any, and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (iii) the future value of the shares underlying any new options granted to you is unknown and cannot be predicted with certainty; (iv) if the shares underlying any new options granted to you do not increase in value, the new options will have no value; and (v) no claim or entitlement to compensation or damages arises from the termination of the Eligible Options or diminution in value of any new options or shares purchased through the exercise of any new options, and you irrevocably release 3DO and any of its subsidiaries and affiliates from any such claim that may arise.

      Important: The Election Form (or a faxed copy of it) together with all other required documents must be received in accordance with the instructions by 3DO by 5:00 p.m., Pacific Daylight Time, on November 21, 2002.


INSTRUCTIONS TO THE ELECTION FORM      -3-